Exhibit 99.1



1. Removal of Directors. Section 12. b) Of the By-Laws amended

b) As provided in these By-Laws any director may be removed, either with or
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without cause, at any time and for any reason deemed by the board to be in the best interests of the shareholders by the simple and clear affirmative majority vote of directors constituting a quorum at any board of directors meeting
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special or otherwise properly called . RESOLUTION approved unanimously by all directors present.




2. By-Laws Section 11 of Article II amended

Directors Number, Qualifications, Election and Term of Office, is amended to read "Directors must be stockholders except as otherwise provided by these
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By-Laws" RESOLUTION approved unanimously by the directors present.